CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-QSB of Alliance Recovery Corporation for the quarter ended June 30, 2005, I, Peter Vaisler, Chief Executive Officer and Chief Financial Officer of Alliance Recovery Corporation hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-QSB for the period ended June 30, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Quarterly Report on Form 10-QSB for the period ended June 30, 2005, fairly presents, in all material respects, the financial condition and results of operations of Alliance Recovery Corporation.

ALLIANCE RECOVERY CORPORATION

By:	/s/ Peter Vaisler Peter Vaisler Chief Executive Officer Chief Financial Officer

Dated: August 10, 2005